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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


Digital Chainsaw, Inc., a Florida  corporation

HSA International, Inc., a Delaware corporation

HSA Telecom, Inc., a Delaware corporation